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                                                             Exhibit 99.B-(n)(1)

                                     FORM OF
                                     -------
                           SECOND AMENDED AND RESTATED
                  PLAN PURSUANT TO RULE 18f-3 FOR OPERATION OF
                              A MULTI-CLASS SYSTEM
                              --------------------

                               ING PARTNERS, INC.
                                 (THE "COMPANY")

I.  INTRODUCTION
    ------------

         The Securities and Exchange Commission (the "Commission") adopted Rule 18f-3 under the Investment Company Act of 1940, as amended (the "1940 Act"), which permits the creation and operation of a multi-class distribution structure. Rule 18f-3 requires an investment company to file with the Commission a written plan specifying all of the differences among classes, including the various services offered to shareholders, different distribution arrangements for each class, methods for allocating expenses relating to those differences and any conversion features or exchange privileges. On August 8, 2001, the Board of Directors of the Company initially authorized the Company to operate a multi-class distribution structure in compliance with Rule 18f-3.

II.  ATTRIBUTES OF CLASSES
     ---------------------

A.       GENERALLY
         ---------

         The Company is authorized to offer four classes of shares - Initial Class, Service Class, Adviser Class and Class T - in each of the funds listed on the attached SCHEDULE A (each, a "Fund" and, collectively, the "Funds") and each future Fund established by the Company.

         In general, shares of each class shall initially be identical except for different expense variables (which will result in different total returns for each class), certain related rights and certain shareholder services. The Initial Class, Service Class, Adviser Class and Class T of a Fund shall represent interests in the same portfolio of investments of the particular Fund, and shall be identical in all respects, except for: (a) the impact of (i) expenses assessed pursuant to a Rule 12b-1 Plan ("12b-1 Plan") applicable to the Adviser Class and Class T, respectively, (ii) expenses assessed pursuant to a Shareholder Servicing Plan ("Servicing Plan") applicable to the Adviser and Service Classes, respectively, and (iii) any other incremental expenses identified from time to time that should be properly allocated to one class so long as any changes in expense allocations are reviewed and approved by a vote of the Board of Directors, including a majority of the non-interested directors;
(b) the fact that each class shall vote separately on any matter submitted to shareholders that pertains to (i) the 12b-1 Plan adopted for that class; or (ii) any class expense borne by that class where required by the 1940 Act or other applicable law; (c) the exchange privileges of each class of shares; (d) the designation of each class of shares of a Fund; and (e) any different shareholder services relating to a class of shares.
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B.       DISTRIBUTION AND SHAREHOLDER SERVICING ARRANGEMENTS
         ---------------------------------------------------

         1.       Initial Class

         Initial Class shares of a Portfolio are intended for distribution networks including (i) non-qualified annuity and life insurance contracts; (ii) qualified retirement plans offered through an annuity contract or custodial account; (iii) affiliated management investment companies in connection with fund-of-funds arrangements where the upper-tier fund is available through qualified and non-qualified annuity and life insurance contracts, custodial accounts or qualified retirement plans; (iv) the Funds' investment advisers and their affiliates; and (v) qualified retirement plans offered through a custodial account where the sale is made on a direct basis without the involvement of a financial intermediary, or where the qualified retirement plan has assets of $50 million or more. Initial Class shares of a Fund shall be offered without a sales charge and shall not be subject to a shareholder servicing fee payable pursuant to the Servicing Plan or distribution fee payable pursuant to the 12b-1 Plan.

         2.       Adviser Class

         Adviser Class shares of a Fund are intended for distribution networks including (i) non-qualified annuity and life insurance contracts; (ii) qualified retirement plans offered through an annuity contract or custodial account; (iii) affiliated management investment companies in connection with fund-of-funds arrangements where the upper-tier fund is available through qualified and non-qualified annuity and life insurance contracts, custodial accounts or qualified retirement plans; and (iv) the Funds' investment advisers and their affiliates. Adviser Class shares of a Fund shall be offered without a sales charge but shall be subject to a distribution fee payable pursuant to a 12b-1 Plan adopted for the Adviser Class in the amount of 0.25% (on an annualized basis) of the respective Fund's Adviser Class. The Company may also pay securities dealers, brokers, financial institutions or other industry professionals (individually a "Service Organization" and collectively "Service Organizations") for providing distribution assistance pursuant to a Dealer Agreement under the 12b-1 Plan.

         Adviser Class shares of a Fund shall be further subject to a shareholder servicing fee payable to Service Organizations pursuant to the Servicing Plan adopted for Adviser Class which shall not initially exceed 0.25% (on an annual basis) of the average daily net asset value of the respective Fund's Adviser Class held by customers of such Service Organizations. Shareholder services provided under the Servicing Plan adopted for the Adviser Class may include (i) aggregating and processing purchase and redemption requests and placing net purchase and redemption orders; (ii) providing customers with a service that invests the assets of their accounts in Adviser Class shares pursuant to specific or pre-authorized instructions; (iii) providing and administering variable contract features for the benefit of customers; (iv) providing information periodically to customers showing their positions in Adviser Class shares; (v) arranging for bank wires; (vi) responding to customer inquiries relating to the Fund and to the services performed by Service Organizations; (vii) providing subaccounting with respect to Adviser Class shares beneficially owned by customers or the information necessary for subaccounting; (viii) forwarding and responding to inquiries regarding shareholder communications (such as proxies, shareholder reports, annual and semi-annual financial
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statements and dividend, distribution and tax notices) to customers; (ix)
reviewing, tabulating and transmitting proxies executed by customers; and (x) providing such other similar services as may be reasonably requested to the extent permitted under applicable statutes, rules or regulations.

         3.       Service Class

         Service Class shares of a Fund are intended for distribution networks including: (i) non-qualified annuity and life insurance contracts; (ii) qualified retirement plans offered through an annuity contract or custodial account; (iii) affiliated management investment companies in connection with fund-of-funds arrangements where the upper-tier fund is available through qualified and non-qualified annuity and life insurance contracts, custodial accounts or qualified retirement plans; and (iv) the Funds' investment advisers and their affiliates. Service Class shares of a Fund shall be offered without a sales charge but shall be subject to a shareholder servicing fee payable to Service Organizations pursuant to the Servicing Plan adopted for the Service Class which shall not initially exceed 0.25% (on an annual basis) of the average daily net asset value of the respective Fund's Service Class held by customers of such Service Organizations. Shareholder services provided under the Servicing Plan adopted for the Service Class may include (i) aggregating and processing purchase and redemption requests and placing net purchase and redemption orders;
(ii) providing customers with a service that invests the assets of their accounts in Service Class shares pursuant to specific or pre-authorized instructions; (iii) providing and administering variable contract features for the benefit of customers; (iv) providing information periodically to customers showing their positions in Service Class shares; (v) arranging for bank wires;
(vi) responding to customer inquiries relating to the Fund and to the services performed by Service Organizations; (vii) providing subaccounting with respect to Service Class shares beneficially owned by customers or the information necessary for subaccounting; (viii) forwarding and responding to inquiries regarding shareholder communications (such as proxies, shareholder reports, annual and semi-annual financial statements and dividend, distribution and tax notices) to customers; (ix) reviewing, tabulating and transmitting proxies executed by customers; and (x) providing such other similar services as may be reasonably requested to the extent permitted under applicable statutes, rules or regulations.

         4.       Class T

         Class T shares of a Fund are intended for distribution networks including (i) non-qualified annuity and life insurance contracts; (ii) qualified retirement plans offered through an annuity contract or custodial account; (iii) the Funds' investment advisers and their affiliates; and (iv) qualified retirement plans offered through a custodial account where the sale is made on a direct basis without the involvement of a financial intermediary, or where the qualified retirement plan has assets of $50 million or more. Class T shares of a Fund shall be offered without a sales charge but shall be subject to a distribution fee payable pursuant to a 12b-1 Plan adopted for the Class T in the amount of 0.50% (on an annualized basis) of the respective Fund's Class T. The Company may also pay securities dealers, brokers, financial institutions or other industry professionals (individually a "Service Organization" and collectively "Service
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Organizations") for providing distribution assistance pursuant to a Dealer
Agreement under the 12b-1 Plan.

         Class T shares of a Fund shall be further subject to a shareholder servicing fee payable to Service Organizations pursuant to the 12b-1 Plan adopted for the Class T which shall not initially exceed 0.25% (on an annual basis) of the average daily net asset value of the respective Fund's Class T held by customers of such Service Organizations. Shareholder services provided under the 12b-1 Plan adopted for the Class T may include (i) aggregating and processing purchase and redemption requests and placing net purchase and redemption orders; (ii) providing customers with a service that invests the assets of their accounts in Class T shares pursuant to specific or pre-authorized instructions; (iii) providing and administering variable contract features for the benefit of customers; (iv) providing information periodically to customers showing their positions in Class T shares; (v) arranging for bank wires; (vi) responding to customer inquiries relating to the Fund and to the services performed by Service Organizations; (vii) providing subaccounting with respect to Class T shares beneficially owned by customers or the information necessary for subaccounting; (viii) forwarding and responding to inquiries regarding shareholder communications (such as proxies, shareholder reports, annual and semi-annual financial statements and dividend, distribution and tax notices) to customers; (ix) reviewing, tabulating and transmitting proxies executed by customers; and (x) providing such other similar services as may be reasonably requested to the extent permitted under applicable statutes, rules or regulations.

C.       NO CONVERSION PROVISIONS
         ------------------------

         The Initial Class, Service Class, Adviser Class and Class T shares of the Funds do not have a conversion feature.

D.       EXCHANGE PROVISIONS
         -------------------

         Initial Class: Shareholders of the Initial Class shares of each Fund will generally be entitled to exchange those shares at net asset value for Initial Class shares of other Funds that offer Initial Class shares.

         Adviser Class: Shareholders of the Adviser Class shares of each Fund will generally be entitled to exchange those shares at net asset value for Adviser Class shares of other Funds that offer Adviser Class shares. Shareholders of the Adviser Class shares continue to be subject to the Rule 12b-1 Plan fee applicable to Adviser Class shares after the exchange.

         Service Class: Shareholders of the Service Class shares of each Fund will generally be entitled to exchange those shares at net asset value for Service Class shares of other Funds that offer Service Class shares.

         Class T: Shareholders of the Class T shares of each Fund will generally be entitled to exchange those shares at net asset value for Class T shares of other Funds that offer Class T shares.
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E.       METHODOLOGY FOR ALLOCATING EXPENSES BETWEEN CLASSES
         ---------------------------------------------------

         Class-specific expenses of a Fund shall be allocated to the specific class of shares of the Fund. Non-class-specific expenses of a Fund shall be allocated in accordance with paragraph (c) of Rule 18f-3.

Amended as of May 12, 2005
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                                   SCHEDULE A

FUNDS                                                                                    CLASSES
-----                                                                                    -------
                                                                       ADVISER      SERVICE     INITIAL       T
ING American Century Large Company Value Portfolio                        x            x           x
ING American Century Select Portfolio                                     x            x           x
ING American Century Small Cap Value Portfolio                            x            x           x
ING Baron Small Cap Growth Portfolio                                      x            x           x
ING Fidelity(R)VIP Contrafund(R)Portfolio                                 x            x           x
ING Fidelity(R)VIP Equity-Income Portfolio                                x            x           x
ING Fidelity(R)VIP Growth Portfolio                                       x            x           x
ING Fidelity(R)VIP Mid Cap Portfolio                                      x            x           x
ING Fundamental Research Portfolio                                        x            x           x
ING Goldman Sachs(R)Capital Growth Portfolio                              x            x           x
ING Goldman Sachs(R)Core Equity Portfolio                                 x            x           x
ING JPMorgan Fleming International Portfolio                              x            x           x
ING JPMorgan Mid Cap Value Portfolio                                      x            x           x
ING MFS Capital Opportunities Portfolio                                   x            x           x
ING OpCap Balanced Value Portfolio                                        x            x           x
ING Oppenheimer Global Portfolio                                          x            x           x
ING Oppenheimer Strategic Income Portfolio                                x            x           x
ING PIMCO Total Return Portfolio                                          x            x           x
ING Salomon Brothers Aggressive Growth Portfolio                          x            x           x
ING Salomon Brothers Fundamental Value Portfolio                          x            x           x
ING Salomon Brothers Large Cap Growth Portfolio                           x            x           x
ING Solution 2015 Portfolio                                               x            x           x          X
ING Solution 2025 Portfolio                                               x            x           x          X
ING Solution 2035 Portfolio                                               x            x           x          X
ING Solution 2045 Portfolio                                               x            x           x          X
ING Solution Income Portfolio                                             x            x           x          X
ING T. Rowe Price Diversified Mid Cap Growth Portfolio                    x            x           x
ING T. Rowe Price Growth Equity Portfolio                                 x            x           x
ING UBS U.S. Large Cap Equity Portfolio                                   x            x           x
ING Van Kampen Comstock Portfolio                                         x            x           x
ING Van Kampen Equity and Income Portfolio                                x            x           x